UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF THE
SECURITIES EXCHANGE ACT OF 1934
VALERO GP HOLDINGS, LLC
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	84-0470977 (I.R.S. Employer Identification No.)
One Valero Way
San Antonio, Texas 78249
(Address of principal executive offices and zip code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:

Units representing limited liability company interests	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities act registration statement file number to which this form relates: 333-132917
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.
     A description of the units representing limited liability company interests in Valero GP Holdings, LLC (the “Registrant”) will be set forth under the captions “Prospectus Summary,” “How We Make Cash Distributions,” “Description of Our Units,” “Description of Our Limited Liability Company Agreement” and “Material Tax Consequences” in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-132917), initially filed with the Securities and Exchange Commission on March 31, 2006. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.
Item 2. Exhibits.
     The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description

1.	Registrant’s Form S-1 Registration Statement (Registration No. 333-132917), initially filed with the Securities and Exchange Commission on March 31, 2006 and as subsequently amended (the “Form S-1 Registration Statement”) (incorporated herein by reference).

2.	Certificate of Formation of the Registrant (incorporated herein by reference to Exhibit 3.01 to the Form S-1 Registration Statement).

3.	Form of Second Amended and Restated Limited Liability Company Agreement of the Registrant (incorporated herein by reference to Exhibit 3.02 to the Form S-1 Registration Statement).

4.	Specimen Unit Certificate for the Units (incorporated herein by reference to Exhibit 4.26 to the Form S-1 Registration Statement).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: July 11, 2006

VALERO GP HOLDINGS, LLC
By:	/s/ Bradley C. Barron
	Name:	Bradley C. Barron
	Title:	Vice President - General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

1.	Registrant’s Form S-1 Registration Statement (Registration No. 333-132917), initially filed with the Securities and Exchange Commission on March 31, 2006 and as subsequently amended (the “Form S-1 Registration Statement”) (incorporated herein by reference).

2.	Certificate of Formation of the Registrant (incorporated herein by reference to Exhibit 3.01 to the Form S-1 Registration Statement).

3.	Form of Second Amended and Restated Limited Liability Company Agreement of the Registrant (incorporated herein by reference to Exhibit 3.02 to the Form S-1 Registration Statement).

4.	Specimen Unit Certificate for the Units (incorporated herein by reference to Exhibit 4.26 to the Form S-1 Registration Statement).